Exhibit 99

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AVIATION HOLDINGS GROUP, INC. FILES FOR CHAPTER 11 REORGANIZATION
FOR IMMEDIATE RELEASE

Miami, Florida, March 6, 2001 - Aviation Holdings Group, Inc. (the "Company")(NASD OTCBB: AHGI) announced today that the Company and its only operating subsidiary, Aviation Holdings International, Inc. ("AHI"), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. The petitions were filed in U.S. Bankruptcy Court in Wilmington, Delaware on March 1, 2001. Following a review by its Board of Directors of the available alternatives, the Company determined that a Chapter 11 reorganization is in the best long-term interests of the Company and its stockholders.

Under Chapter 11, a company is protected from its creditors while it continues to operate its business and to negotiate with creditors.

The Company owns a controlling interest in AHI, which derives its revenues from selling, leasing, exchanging and purchasing spare parts for fixed-wing commercial jet transport aircraft, selling turbine jet engines and from providing management services.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statement should be viewed with caution. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the involvement of the Company's creditors in the Chapter 11 proceedings, bankruptcy court approvals incident to the Company's operations in Chapter 11 and the ultimate reorganization of the Company, a history of losses, dependence on management, the uncertain ability to finance the Company's operations and growth, and other risk factors detailed from time to time in the Company's periodic reports and registration statements field with the Securities and Exchange Commission. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

For Further Information Contact:
Joseph Janusz (305) 624-6700


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